CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Yearly Report on Form 10-KSB of 51147, Inc. for the fiscal year ending January 31, 2007, I, Michael A. Zahorik , Chief Executive Officer and Chief Financial Officer of 51147, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Yearly Report of Form 10-KSB for the year ending January 31, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Yearly Report on Form 10-KSB for the year ended January 31, 2007, fairly represents in all material respects, the financial condition and results of operations of 51147, Inc.

Date: October 2, 2007

51147, INC.

By: /s/ Michael A. Zahorik
Michael A. Zahorik Chief Executive Officer, Chief Financial Officer